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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2005
Date of Report (Date of earliest event reported)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

DIMON Incorporated
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 7.01	REGULATION FD DISCLOSURE

Alliance One International, Inc. (the “Company”) today filed a Notification of Late Filing for its Quarterly Report on Form 10-Q for the quarter ending June 30, 2005.  That filing contained certain non-public information about the Company’s results of operations for the quarter ended June 30, 2005, which is reproduced below.

The Company will be unable to file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 by the prescribed deadline, August 9, 2005.  During the fiscal quarter ended June 30, 2005, the Company closed on its merger with Standard Commercial Corporation (“Standard”), which occurred on May 13, 2005.  To complete the required purchase method accounting for the merger, the Company was required to close and consolidate the books and records for Standard as of May 13, 2005, and then assess the fair value of all of Standard’s worldwide assets and liabilities as of such date, recording the corresponding adjustments. In addition, the Company has been diligently working to integrate all of Standard’s administrative and financial functions, including the information systems that are used in preparing consolidated financial statements. The substantial time and effort required to complete these matters has delayed the consolidation of the financial statements prepared by the Company’s newly combined global operations as of and for the period ending June 30, 2005.  As a result, the Company is unable, without unreasonable effort and expense, to complete and file with the SEC the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 by August 9, 2005, the prescribed deadline.

It is anticipated that the results of operations for the fiscal quarter ended June 30, 2005 will change substantially from the results of operations for the same quarter in the last fiscal year due primarily to the completion of the Company’s merger with Standard (as described above) during the current quarter.  The results for the current quarter will include Standard’s results of operations for the period from May 13, 2005 through June 30, 2005.  As a result, the Company expects that sales and other operating revenue for the current quarter will increase by approximately 40-45% vs the same period in the prior year.  The Company further expects to report a loss both at the operating income and net income line items, due primarily to (a) expenses incurred in connection with the refinancing of all long term debt as of the closing of the merger, (b) asset impairment and restructuring charges resulting from the completion of the merger and the implementation of post-merger integration and cost savings initiatives, and (c) increased interest expense resulting from higher outstanding borrowings, higher interest rates and the terms of new indebtedness in place from and after May 13, 2005.  Until the purchase method accounting and fair value adjustments for the merger have been completed, and the financial statements from the newly integrated operations have been consolidated, it will not be possible to give a better quantification of these results or a reasonable estimate of the other changes in the Company’s results of operations.

This filing contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the timing of anticipated shipments, the timing of our implementation of certain cost savings initiatives, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products and the impact of regulation and litigation on the Company’s customers.

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Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	Alliance One International, Inc.
Registrant

By: /s/ James A. Cooley
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Executive Vice President - Chief Financial Officer

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